UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   May 26, 2015
(Date of Earliest event reported)

FIRST NORTHERN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	000-30707	68-0450397
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

707) 678-3041
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 19, 2015, First Northern Community Bancorp (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s shareholders acted upon the four proposals listed below.  The final results for the votes regarding each proposal are set forth below.

1.	To elect the following nine (11) persons to the Board of Directors to serve until the 2016 Annual Meeting of Shareholders or until their respective successors shall be elected and qualified:

Director	Votes For	Against or Authority Withheld	Broker Non-Votes
Lori J. Aldrete	6,126,804	281,849	2,286,341
Frank J. Andrews, Jr.	6,164,462	244,191	2,286,341
Patrick R. Brady	6,202,387	206,266	2,286,341
John M. Carbahal	6,201,830	206,823	2,286,341
Gregory DuPratt	6,201,830	206,823	2,286,341
Diane P. Hamlyn	6,131,935	276,718	2,286,341
Richard M. Martinez	6,146,535	262,118	2,286,341
Foy S. McNaughton	6,145,443	263,210	2,286,341
Owen J. Onsum	6,201446	207,207	2,286,341
David W. Schulze	6,201,830	206,823	2,286,341
Louise A. Walker	6,195,521	213,132	2,286,341

2.	To ratify the appointment by the Audit Committee of the Board of Directors of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

For	Against	Abstain
7,772,469	2,844	119,476

3.	To approve the First Northern Community Bancorp 2016 Stock Incentive Plan (which will replace the First Northern Community Bancorp 2006 Stock Incentive Plan):

For	Against	Abstain
5,957,863	272,431	178,359

4.	To approve the First Northern Community Bancorp 2016 Employee Stock Purchase Plan (which will replace the First Northern Community Bancorp 2006 Employee Stock Purchase Plan):

For	Against	Abstain
5,971,019	265,681	171,953

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2015	First Northern Community Bancorp (Registrant)

/s/ Jeremiah Z. Smith
By: Jeremiah Z. Smith
Senior Executive Vice President/
Chief Operating Officer/Chief Financial Officer